SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2002

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29752	33-0811062

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

         This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

         On February 11, 2002, Leap announced its financial and certain other operational results for the quarter and fiscal year ended December 31, 2001, as set forth below.

         The Company reported that it ended fiscal year 2001 with 1.119 million Cricket customers, up from the more than 724,000 customers reported as of September 30, 2001. Leap reported net additions of more than 394,000 customers during the quarter.

         Cricket operational highlights from the fourth quarter of 2001 included:

•	Leap launched an additional 14 markets during the fourth quarter, bringing to 39 the total markets launched at the end of the year. Subsequent to the end of the quarter, Leap launched Cricket service in Buffalo, New York, completing the launch of all markets in its 40 Market Plan. Total potential customers covered by Cricket networks now stand at 25.2 million (2001 POPs).

•	Billed average revenue per user per month (ARPU) across all of Leap’s operational markets rose to approximately $38, compared to the approximately $37 reported for the third quarter of 2001.

•	Overall cost per gross customer addition (CPGA), including pre-launch marketing expenses, was approximately $246 for the quarter. CPGA for the entire fiscal year was $241.

•	Overall cash cost per user (CCU) declined by approximately 10 percent.

         Leap also reported the following results for its 10 “one-year or older” markets for the fourth quarter of 2001:

•	Combined churn was 3.6 percent.

•	Penetration of the 8.2 million potential customers (2001 POPs) covered by Cricket networks in these markets was 7.1 percent.

•	Aggregate earnings before interest, taxes, depreciation, amortization and marketing (EBITDAM) margin, based on service revenue, was over 50 percent, at the market level.

•	Aggregate earnings before interest, taxes, depreciation and amortization (EBITDA) margin, based on service revenue, was negative for the fourth quarter, at the market level, reflecting customer acquisition costs associated with increased sales during the holiday season.

•	Aggregate average minutes of use for these markets was approximately 1,150 minutes per month, consistent with historical customer usage patterns.

         Key consolidated financial performance measures for the fourth fiscal quarter of 2001 were as follows:

•	Total operating revenues for Leap’s U.S. operations were $103.9 million, an increase of more than $37 million over the $66.7 million reported for the previous quarter. Service revenue rose to $93.5 million, an increase of $36.3 million over that reported for the third fiscal quarter of 2001.

•	Consolidated EBITDA loss, excluding a $136.3 million gain on the sale of wireless licenses, was $119.0 million, an increase from the loss of $85.3 million reported for the previous quarter. Cricket’s continued rapid growth during the fourth quarter was a primary factor in the increase in the consolidated EBITDA loss during the quarter.

•	Leap’s consolidated net loss for the fourth quarter was $79.6 million, or $2.17 per share, compared to a net loss of $160.7 million or $4.43 per share, in the prior quarter. Leap’s consolidated net loss, adjusted to eliminate the gain on the sale of a portion of its wireless licenses in the Salt Lake City and Provo, Utah Basic Trading Areas, was $215.9 million or $5.88 per share.

•	Leap’s total cash and cash equivalents, unrestricted investments, and deposits on Auction #35 as of December 31, 2001 were $411.1 million.

•	Leap’s property and equipment, net of depreciation, rose to $1,112.3 million at December 31, 2001, an increase of $682.1 million over that reported at December 31, 2000.

Forward-Looking Statements

         Except for the historical information contained herein, this report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ include, but are not limited to: changes in the economic conditions of the various markets Leap’s subsidiaries serve which could adversely affect the market for wireless services; Leap’s ability to access capital markets; a failure to meet the operational, financial or other covenants contained in Leap’s credit facilities; Leap’s failure to obtain the amendments to the credit facilities which Leap has requested; Leap’s ability to rollout networks in accordance with its plans, including receiving equipment and backhaul and interconnection facilities on schedule from third parties; failure of network systems to perform according to expectations; the effect of competition; the acceptance of Leap’s product offering by its target customers; Leap’s ability to retain customers; Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition; technological challenges in developing wireless information services and customer acceptance of such services if developed; Leap’s ability to integrate the businesses and technologies it acquires; rulings by courts or the FCC adversely affecting Leap’s rights to own and/or operate certain wireless licenses or impacting its rights and obligations to acquire the licenses on which Leap was the high bidder in Auction #35; the impacts on the global and domestic economies and the financial markets of recent terrorist activities, the ensuing declaration of war on terrorism and the continued threat of terrorist activity and other acts of war or hostility; and other factors detailed in the section entitled “Risk Factors” included in Leap’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and in Leap’s other SEC filings. The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         In addition, EBITDA and EBITDAM are financial measures used in the financial community, and ARPU, CPGA, CCU and churn are metrics used in the wireless telecommunications industry. None of these terms are measures of financial performance under generally accepted accounting principles in the United States.

         Leap is a trademark of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc.

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31,

	2001	2000

	(Unaudited)
Assets

Cash and cash equivalents	$242,979	$338,878

Short-term investments	81,105	199,106

Restricted short-term investments	27,628	28,129

Inventories	45,338	9,032

Notes receivable, net	33,284	138,907

Other current assets	22,044	12,746

Total current assets	452,378	726,798

Property and equipment, net	1,112,284	430,193

Investment in unconsolidated wireless operating company	––	34,691

Wireless licenses, net	718,222	265,635

Goodwill and other intangible assets, net	43,613	30,297

Restricted investments	13,127	37,342

Deposits for wireless licenses	85,000	91,772

Other assets	26,271	30,679

Total assets	$2,450,895	$1,647,407

Liabilities and Stockholders’ Equity

Accounts payable and accrued liabilities	$147,695	$58,735

Current portion of long-term debt	26,049	––

Other current liabilities	55,843	65,690

Total current liabilities	229,587	124,425

Long-term debt	1,676,845	897,878

Other long-term liabilities	186,023	41,846

Total liabilities	2,092,455	1,064,149

Stockholders’ equity:

Preferred stock	––	––

Common stock	4	3

Additional paid-in capital	1,148,337	893,401

Unearned stock-based compensation	(5,138)	(10,019)

Accumulated deficit	(786,195)	(302,898)

Accumulated other comprehensive income	1,432	2,771

Total stockholders’ equity	358,440	583,258

Total liabilities and stockholders’ equity	$2,450,895	$1,647,407

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended		Year Ended

	December 31,

	2001	2000	2001	2000

Revenues:

Service revenues	$93,468	$9,057	$215,917	$40,599

Equipment revenues	10,404	5,205	39,247	9,718

Total revenues	103,872	14,262	255,164	50,317

Operating expenses:

Cost of service	(37,507)	(6,545)	(94,510)	(20,821)

Cost of equipment	(85,723)	(24,038)	(202,355)	(54,883)

Selling and marketing	(44,240)	(15,979)	(115,222)	(31,709)

General and administrative	(55,360)	(28,195)	(152,051)	(85,640)

Depreciation and amortization	(50,385)	(7,312)	(119,177)	(24,563)

Total operating expenses	(273,215)	(82,069)	(683,315)	(217,616)

Gain on sale of wireless licenses	136,258	––	143,633	––

Operating loss	(33,085)	(67,807)	(284,518)	(167,299)

Equity in net loss of investments in and loans receivable from unconsolidated wireless operating companies	3,562	(6,623)	(54,000)	(78,624)

Interest income	2,801	14,539	26,424	48,477

Interest expense	(54,358)	(31,450)	(178,067)	(112,358)

Foreign currency transaction gains (losses)	(118)	867	(1,257)	13,966

Gain on sale of subsidiary	––	––	––	313,432

Gain on issuance of stock by unconsolidated wireless operating company	––		––	32,602

Other income (expense), net	(163)	(65)	8,443	1,913

Income (loss) before income taxes and extraordinary items	(81,361)	(90,539)	(482,975)	52,109

Income taxes	1,721	(12,992)	(322)	(47,540)

Income (loss) before extraordinary items	(79,640)	(103,531)	(483,297)	4,569

Extraordinary loss on early extinguishment of debt	––	––	––	(4,737)

Net income (loss)	$(79,640)	$(103,531)	$(483,297)	$(168)

Basic net income (loss) per common share:

Income (loss) before extraordinary items	$(2.17)	$(3.82)	$(14.27)	$0.18

Extraordinary loss	––	––	––	(0.19)

Net income (loss)	$(2.17)	$(3.82)	$(14.27)	$(0.01)

Diluted net income (loss) per common share:

Income (loss) before extraordinary items	$(2.17)	$(3.82)	$(14.27)	$0.14

Extraordinary loss	––	––	––	(0.15)

Net income (loss)	$(2.17)	$(3.82)	$(14.27)	$(0.01)

Shares used in per share calculations:

Basic	36,683	27,121	33,861	25,398

Diluted	36,683	27,121	33,861	32,543

LEAP WIRELESS INTERNATIONAL, INC.

SUPPLEMENTARY DISCLOSURES
OPERATIONAL METRICS
(UNAUDITED)

	As of and for the Quarter Ended

	December 31,	September 30,	June 30,	March 31,
	2001	2001	2001	2001

Gross additions	473,372	301,189	179,883	163,929

Deactivations	78,724	48,792	47,026	17,364

Net additions	394,648	252,397	132,857	146,565

End of period customers	1,119,106	724,458	472,061	339,204

Weighted average customers	898,876	560,544	394,124	262,048

CPGA	$246	$243	$245	$214

Equipment subsidy associated with customer gross additions (in 000s)	$72,640	$42,106	$23,063	$18,636

Selling & marketing associated with customer gross additions (in 000s)	$43,850	$31,209	$20,985	$16,504

Covered POPs (2001 estimate in millions)	24.3	19.5	12.9	9.5

Penetration of covered POPs	4.2%	3.7%	3.7%	3.6%

Cumulative markets launched	39	25	20	14

Cumulative BTAs launched	47	28	23	17

Cell sites in service	2,186	1,562	1,132	753

LEAP WIRELESS INTERNATIONAL, INC.

SUPPLEMENTARY DISCLOSURES
40 MARKET PLAN

			Launched
			as of	Licensed POPs	Covered POPs
State	Market	BTA	12/31/01	(2001 est.) (1)	(2001 est.) (1)

AR	Central Arkansas	Little Rock	X	971,470	413,673

		Pine Bluff	X	154,091	64,331

		Hot Springs	X	140,502	49,263

	Fort Smith(2)	Fort Smith	X	330,029	112,735

	Jonesboro	Jonesboro	X	182,637	93,122

	Northwest Arkansas(3)	Fayetteville	X	332,638	182,644

AZ	Phoenix(4)	Phoenix	X	3,539,920	2,951,523

	Tucson	Tucson	X	857,246	756,722

CA	Modesto-Merced	Modesto	X	507,765	348,579

		Merced	X	230,409	153,741

	Visalia	Visalia	X	503,948	352,844

CO	Denver(5)	Denver/Boulder	X	2,759,099	2,279,310

	North Colorado(6)	Ft. Collins	X	256,324	213,919

		Greeley	X	184,429	145,495

	Pueblo	Pueblo	X	316,376	127,964

GA	Columbus	Columbus	X	366,390	182,420

	Macon	Macon	X	668,632	229,179

ID	Boise	Boise	X	596,255	369,827

KS	Wichita	Wichita	X	660,794	512,300

MI	Kalamazoo and Battle	Kalamazoo	X	379,353	181,103

	Creek	Battle Creek		241,424	78,530

	Flint	Flint	X	508,496	319,481

	Jackson	Jackson	X	205,759	112,377

NC	Charlotte(7)	Charlotte	X	2,107,435	1,025,864

	Triad Area	Greensboro/	X	1,469,394	625,148

		Winston-Salem

	Hickory(8)	Hickory	X	345,317	97,216

LEAP WIRELESS INTERNATIONAL, INC.

SUPPLEMENTARY DISCLOSURES
40 MARKET PLAN (cont.)

			Launched
			as of	Licensed POPs	Covered POPs
State	Market	BTA	12/31/01	(2001 est.) (1)	(2001 est.) (1)

NE	Lincoln(9)	Lincoln	X	349,510	197,370

	Omaha(10)	Omaha	X	998,073	567,720

NM	Albuquerque(4) (11)	Albuquerque	X	842,451	646,759

	Santa Fe(12)	Santa Fe	X	222,016	91,743

NV	Reno-Sparks and	Reno	X	601,268	351,108

	Carson City

NY	Buffalo	Buffalo		1,212,839	962,820

	Syracuse	Syracuse	X	780,393	513,720

OH	Dayton	Dayton/Springfield	X	1,221,056	858,783

	Toledo	Toledo	X	789,824	510,564

		Sandusky	X	139,491	74,070

OK	Tulsa	Tulsa	X	958,093	627,841

OR	Eugene(13)	Eugene	X	325,831	246,192

	Salem(14)	Salem	X	534,999	249,958

PA	Pittsburgh	Pittsburgh	X	2,469,722	2,264,798

TN	Chattanooga(4)	Chattanooga	X	572,258	327,581

	Knoxville	Knoxville	X	1,130,516	484,568

	Memphis	Memphis	X	1,565,645	976,263

	Middle Tennessee(4)	Nashville	X	1,785,651	1,017,184

		Clarksville	X	268,476	120,806

UT	Wasatch Front	Salt Lake City/Ogden	X	1,652,234	1,372,417

		Provo	X	384,722	328,395

WA	Spokane	Spokane	X	751,212	469,888

Total	40	48	39	38,372,412	25,239,858

(1)	Information relating to population and potential customers is based on 2001 population estimates provided by Easy Analytic Software, Inc. (EASI).

(2)	“Sister City” calling plan available with Northwest Arkansas market.

(3)	“Sister City” calling plan available with Fort Smith market.

(4)	Slice market.

(5)	“Sister City” calling plan available with Northern Colorado market.

(6)	“Sister City” calling plan available with Denver market.

(7)	“Sister City” calling plan available with Hickory market.

(8)	“Sister City” calling plan available with Charlotte market.

(9)	“Sister City” calling plan available with Omaha market.

(10)	“Sister City” calling plan available with Lincoln market.

(11)	“Sister City” calling plan available with Santa Fe market.

(12)	“Sister City” calling plan available with Albuquerque market.

(13)	“Sister City” calling plan available with Salem market.

(14)	“Sister City” calling plan available with Eugene market.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2002	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ THOMAS D. WILLARDSON

Thomas D. Willardson Senior Vice President, Finance and Treasurer